UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Eisenhower Parkway, Suite 300

Roseland, NJ 07068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 795-1290

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2007, enherent Corp. (the “Company”) and Ableco Finance LLC (“Ableco”), as lender and agent, entered into a Fourth Amendment to Amended and Restated Financing Agreement (the “Amendment”) that further amends the Amended and Restated Financing Agreement dated as of April 1, 2005 by and between the Company and Ableco (the “Financing Agreement”). The Amendment: (a) decreases the revolving credit commitment under the Financing Agreement from $6,000,000 to $4,500,000 at any time outstanding, and (b) extends the revolving loan maturity date under the Financing Agreement from April 1, 2008 to April 1, 2009. The Company paid Ableco a fee of $60,000 as consideration for entering into the Amendment.

The foregoing description of the Amendment is a summary and is qualified by reference to the actual Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: September 6, 2007	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President